EXHIBIT 32

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hugoton Royalty Trust (the “Trust”) on Form 10-Q for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Bank of America, N.A., Trustee for Hugoton Royalty Trust

August 6, 2003	By	NANCY G. WILLIS
Nancy G. Willis
Assistant Vice President

A signed original of this written statement required by Section 906 has been provided to the trustee of the Hugoton Royalty Trust and will be retained by the trustee and furnished to the Securities and Exchange Commission or its staff upon request.